Exhibit 10.10
AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT
     THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of September 18, 2006, by and among SPI PETROLEUM LLC, a Delaware limited liability company (the “Company”), SIMONS PETROLEUM, INC., an Oklahoma corporation (“Employer”), SIMONS TEXAS LIMITED PARTNERSHIP, a Texas limited partnership (“Simons LP”), Roger Simons (“Executive”), NCA Energy, Inc., a Washington corporation (“NCA”), RBCP Energy Fund Investments, LP, a Delaware limited partnership (“RBC”), and Waud Capital Partners, L.P., a Delaware limited partnership (“Waud”), and any other investment fund managed by NCA, RBC or Waud that at any time acquires securities of the Company and executes a counterpart to this Agreement or otherwise agrees to be bound by this Agreement. NCA, RBC and Waud are sometimes individually referred to as an “Investor” and collectively as “Investors”. Certain definitions are set forth in Section 9 of this Agreement.
     Pursuant to the Merger Agreement, the Company issued to Simons LP, 33,000 of the Company’s Senior Preferred Units (“Senior Preferred Units”). In addition, on April 9, 2004, pursuant to the Senior Management Agreement, dated as of April 9, 2004, by and among Executive, the Company, Employer, Simons LP, NCA, RBC and Waud (the “Prior Senior Management Agreement”), Executive purchased 13,250 of the Company’s Common Units (“Common Units”).
     Immediately prior to the transactions contemplated by the Recapitalization Agreement (as defined below), Executive purchased an additional 15,000 Senior Preferred Units.
     Pursuant to the Recapitalization Agreement, dated as of September 18, 2006 (which amends this Agreement), by and among the Company and each of its unitholders (the “Recapitalization Agreement”), all of the Senior Preferred Units and Common Units will be exchanged for Class A Units of the Company (“Class A Units”).
     In connection with the execution and delivery of this Agreement, the Company will issue 6,625 Common Units to Executive subject to time and performance vesting and with no capital contribution with respect thereto.
     The parties hereto desire to amend and restate the Prior Senior Management Agreement in its entirety. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Prior Senior Management Agreement hereby agree to amend and restate the Prior Senior Management Agreement in its entirety as follows and all parties hereto hereby agree as follows:

PROVISIONS RELATING TO EXECUTIVE SECURITIES
          1. Purchase and Sale of Co-Invest Units; Issuance of Carried Common Units.
          (a) Pursuant to the Prior Senior Management Agreement, on April 9, 2004, Executive purchased, and the Company sold to Executive, 13,250 Common Units (the “Existing Carried Common Units”). Pursuant to the Merger Agreement, the Company issued to Simons LP 33,000 Senior Preferred Units at a price of $100 per unit (the “Existing Co-Invest Units”).
          (b) Upon the execution of this Agreement, (i) the Company will issue to Executive 6,625 Common Units (the “New Carried Common Units” and, together with the Existing Carried Common Units, the “Carried Common Units”) subject to time and performance vesting, and (ii) Simons LP will purchase, and the Company will sell to Simons LP, 15,000 Senior Preferred Units at a price of $100.00 per unit (the “New Co-Invest Units” and, together with the Existing Co-Invest Units, the “Co-Invest Units”). Upon the execution of this Agreement, the Company will deliver to Executive and Simons LP a unit ownership ledger evidencing their ownership of such Executive Securities, and Executive and Simons LP will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in the aggregate amount of $1,500,000 as payment for the New Co-Invest Units. Following such issuance of Executive Securities (but prior to the consummation of the transactions contemplated by the Recapitalization Agreement), Simons LP and Executive shall own Executive Securities in the following amounts:
          (i) Simons LP shall own 48,000 Senior Preferred Units; and
          (ii) Executive shall own 19,875 Common Units.
          (c) Within 30 days after the date hereof, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.
          (d) Until the occurrence of a Qualified Change of Control, certificates (if any) evidencing Executive Securities shall be held by the Company for the benefit of Executive and the other holder(s) thereof. Upon the occurrence of a Qualified Change of Control, the Company will return any such certificates for the Executive Securities to the record holders thereof.
          (e) In connection with the issuance of the Executive Securities, Executive represents and warrants to the Company that:
          (i) The Executive Securities to be acquired by Executive and Simons LP will be acquired for Executive’s and Simons LP’s own accounts and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.
          (iii) Executive and Simons LP are able to bear the economic risk of his or its investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
          (iv) Executive and Simons LP have had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and have had full access to such other information concerning the Company as it or he has requested.
          (v) This Agreement constitutes the legal, valid and binding obligation of each of Executive and Simons LP, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by each of Executive and Simons LP does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive or Simons LP is a party or any judgment, order or decree to which Executive or Simons LP is subject.
          (vi) Except for this Agreement, the LLC Agreement and the Merger Agreement, neither Executive nor Simons LP is a party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.
          (vii) Executive is a resident of the State of Oklahoma.
          (f) As an inducement to the Company to issue the Executive Securities to Executive and Simons LP, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive or Simons LP nor any provision contained herein or in the Merger Agreement shall entitle Executive to remain in the employment of the Company, Employer or their Subsidiaries or affect the right of the Company or Employer to terminate Executive’s employment at any time for any reason (it being understood, however, that the foregoing shall not be construed as limiting any rights or obligations Executive or Simons LP may have as a result of any such termination).
          2. Vesting of Carried Common Units.
          (a) The Carried Common Units shall include a time-vesting component and performance-vesting component, and shall be subject to vesting in the manner specified in this Section 2.

          (b) Time-Vesting Carried Common Units.
          (i) 7,950 Carried Common Units (the “Time-Vesting Carried Common Units”) will vest annually over a five-year period provided that the Executive is employed by the Company as of each successive anniversary of the commencement date of such five-year period. Such period shall be deemed to have commenced on April 9, 2004. Such Time-Vesting Carried Common Units shall vest as follows:

Aggregate Time-Vesting
Anniversary of April 9, 2004	Carried Common Units vested as of such date
1st Anniversary	15.0%
2nd Anniversary	30.0%
3rd Anniversary	45.0%
4th Anniversary	72.5%
5th Anniversary	100.0%
          (ii) Immediately prior to the occurrence of a Qualified Change of Control, all             shares of Time-Vesting Carried Common Units which have not yet become vested shall become vested at the time of such event if the Executive (at the acquiror’s request) agrees to continue to provide services to the Employer (or its successor) for a period of six months following such Qualified Change of Control (provided that the compensation and benefits package and other terms offered to Executive, taken as a whole, are at least as favorable as the compensation and benefits package and other terms, taken as a whole, of Executive immediately prior to such Qualified Change of Control).
          (c) Performance Vesting.
          (i) Up to 11,925 Carried Common Units (the “Performance-Vesting Carried Common Units”) will vest upon the achievement of the Investor IRR hurdles set forth below upon the occurrence of a Qualified Change of Control if the Executive (at the acquiror’s request) agrees to continue to provide services to the Employer (or its successor) for six months following such Qualified Change of Control (so long as the compensation and benefits package and other terms offered to Executive, taken as a whole, are at least as favorable as the compensation and benefits package and other terms, taken as a whole, of Executive immediately prior to such Qualified Change of Control).

Investor	Percentage of Performance-Vesting
IRR	Carried Common Units Vested
25%	33.33%
30%	66.67%
35%	100.00%
          (d) Carried Common Units that have become vested and the Co-Invest Units are collectively referred to herein as “Vested Units.” All Carried Common Units that have not vested are referred to herein as “Unvested Units.” For the avoidance of doubt, the Carried Common Units and the Co-Invest Units shall be converted and exchanged as provided in the Recapitalization Agreement.
          3. Repurchase Option.
          (a) In the event Executive ceases to be employed by the Company, Employer or their respective Subsidiaries for any reason (the “Separation”), the Executive Securities (whether held by Executive, Simons LP or one or more of their Permitted Transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).
          (i) In the event that Executive is terminated with Cause at any time on or prior to April 9, 2009, the Unvested Units will be forfeited, and all of the Vested Units, including the Existing Co-Invest Units (in each case, whether held by Executive, Simons LP or one or more of their Permitted Transferees, other than the Company and the Investors, will be subject to repurchase at the lower of Original Cost and Fair Market Value thereof.
          (ii) In the event that Executive resigns without Good Reason prior to April 9, 2009, the Unvested Units will be forfeited, and the Vested Units (other than the Existing Co-Invest Units) (in each case, whether held by Executive, Simons LP or one or more of their Permitted Transferees, other than the Company and the Investors) will be subject to repurchase at the lower of Original Cost and Fair Market Value thereof.
          (iii) In event that Executive is terminated without Cause, Executive resigns with Good Reason or Executive resigns without Good Reason after April 9, 2009, the Vested Units (other than Existing Co-Invest Units) (whether held by Executive, Simons LP or one or more of their Permitted Transferees, other than the Company and the Investors) will be subject to repurchase at the Fair Market Value thereof, and the Unvested Units will be forfeited. Notwithstanding the foregoing, in the event that Executive’s employment with the Company and the Employer terminates pursuant to this paragraph 3(a)(iii) after the date hereof, a number of Performance-Vesting Carried Common Units equal to (x) 11,925 multiplied by (y) the product of (1) .10 and (2) the number of complete years elapsed since April 9, 2004 shall not be subject to repurchase pursuant to this paragraph 3(a)(iii) (the “Retained Performance-Vesting Carried Common

Units”). The Retained Performance-Vesting Carried Common Units shall continue to be subject to the performance-vesting criteria specified in paragraph 2(c), but will be forfeited if a Qualified Change of Control is not consummated within six months from the date of Executive’s termination.
          (iv) In the event of a termination as a result of Executive’s death, Disability or retirement, the Vested Units (other than Existing Co-Invest Units) will be subject to repurchase at the Fair Market Value thereof, and the Unvested Units will be forfeited. As used in this clause (iv), the term “retirement” means retirement as of or following the federal age for retirement.
          (v) For the avoidance of doubt, the Existing Co Invest Units shall only be subject to repurchase if Executive is terminated for Cause.
          (b) In connection with the exercise of the Repurchase Option, the Company (with Board approval) may elect to purchase all or any portion of the Executive Securities subject to repurchase hereunder by delivering written notice of its election to the holder or holders of such Executive Securities within 30 days of Executive’s Separation (the “Repurchase Notice”). The Repurchase Notice will set forth the number of Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction.
          (c) If for any reason the Company does not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all (but not less than all) of the Executive Securities the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase all (but not less than all) of the Available Securities by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Senior Preferred Units then owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Securities as to the number of units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number of units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Executive Securities to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of Executive Securities to be purchased by each of them. In no event shall the Company and the Investors collectively elect to purchase less than 100% of the Executive Securities then subject to repurchase hereunder.

          (d) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice (subject to the final determination of Fair Market Value hereunder), which date shall not be more than 30 days after the final determination of the Fair Market Value of such Executive Securities, nor less than five days after the delivery of the Repurchase Notice or Supplemental Repurchase Notice.
          (e) The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive and/or Simons LP to the Company and will pay the remainder of the purchase price by a check or wire transfer of funds. Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.
          (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing law, and applicable restrictions in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions.
          (g) The provisions of this Section 3 shall terminate upon the earlier to occur of the consummation of (i) a Public Offering which raises not less than $50 million in net proceeds to the Company or its successor or any of its Subsidiaries, and (ii) a Qualified Change of Control.
          4. Restrictions on Transfer of Executive Securities.
          (a) Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any Executive Securities, except pursuant to (i) the provisions of Section 3 hereof, (ii) the provisions of Articles 9 and 10 of the LLC Agreement, or (iii) the provisions of Section 4(b) below.
          (b) Certain Permitted Transfers. The restrictions in this Section 4 will not apply with respect to any Transfer of Executive Securities made pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group; provided that the restrictions contained in this Section 4 will continue to be applicable to the Executive Securities after any Transfer of the type referred to above and the transferees of such Executive Securities must agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a Transfer in accordance with the provisions of this Section 4(b) is herein referred to as a “Permitted Transferee.” Upon the Transfer of Executive Securities pursuant to this Section 4(b), the transferring holder of Executive Securities will deliver a written notice (a “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).
          5. Additional Restrictions on Transfer of Executive Securities.
          (a) Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF                      ___, 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF ___, 2006. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
          (b) Opinion of Counsel. No holder of Executive Securities may Transfer any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Executive Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Executive Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

PROVISIONS RELATING TO EMPLOYMENT
          6. Employment. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 6(c) hereof (the “Employment Period”). The Employment Period will have an initial term of five years from April 9, 2004, and shall be subject to renewal for one-year periods thereafter unless either party hereto gives the other notice of non-renewal not less than 45 days prior to the end of the current term, with the initial term commencing April 9, 2004.
          (a) Position and Duties.
          (i) During the Employment Period, Executive shall serve as the President, Chief Executive Officer and Chairman of the boards of directors of each of Employer and Simons Petroleum, Inc., a Texas corporation (“Texas Employer”). While serving in these capacities, Executive will focus primarily on expanding Employer’s and Texas Employer’s businesses through product innovation, organic growth, green-field projects and tuck-in acquisitions and developing a long-term plan for Executive to transition into more of a long-term strategic vision role and less of a day-to-day operating role with Employer and Texas Employer.
          (ii) Executive shall report to the Board, and Executive shall devote his full business time and attention to the business and affairs of Employer, Texas Employer and their Subsidiaries; provided, however, that Executive may participate in charitable and community service activities and manage his personal investments, in each case in a manner consistent with past practices and so long as such participation and management does not collectively materially interfere with Executive’s duties hereunder.
          (iii) During the period from and after the second anniversary of the Closing Date until a Qualified Change of Control, if and for so long as Executive is serving and has continued to serve as the Chief Executive Officer of Employer and/or Texas Employer, Executive shall have the authority and discretion to determine what amount, if any, shall be paid to any Key Employee (as defined in the Merger Agreement) in the case that and at the time that any such person is terminated by the Company without Cause (as “Cause” is defined in the Key Employee’s Executive Unit Agreement) after the second anniversary of the Closing Date; provided that Executive may not award in excess of one half of any such person’s annual base salary in effect immediately prior to such termination without the prior consent of the Board and any severance payment awarded to any such person shall be payable in equal monthly installments in amounts consistent with and otherwise in accordance with the Company’s general payroll practices. Executive understands and agrees that the this Section 6(a)(iii) applies only with respect to a termination by the Company without Cause of any Key Employee and for no other present or future employee of the Company or in connection with the cessation of any such person’s employment other than due to a termination by the Company without Cause.

          (b) Salary, Bonus and Benefits.
          (i) During the Employment Period, Employer will pay Executive a base salary of $400,000 per annum, or such higher amount as determined by the Board in its discretion from time to time (the “Annual Base Salary”). In addition to the Annual Base Salary, Executive shall be eligible for an annual bonus following the end of each fiscal year during the Employment Period, which annual bonus in any given year shall be determined by the compensation committee of the Board and be based upon the achievement by the Company, Employer and their Subsidiaries of certain performance objectives approved by the Board with respect to each such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management, including retirement, pension, profit-sharing, stock option, health plan, dental, vacation, sick leave and welfare or any other plan or plans of the Company, Employer and their Subsidiaries which may now or hereafter be in effect.
          (ii) During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.
          (iii) Executive is permitted six weeks vacation per fiscal year, of which two weeks shall be permitted to be carried forward to the subsequent fiscal year.
          (c) Separation. The Employment Period will continue until (i) Executive’s resignation (with or without Good Reason), Disability or death or (ii) the Board terminates Executive’s employment (with Cause or without Cause). In the event that Executive is terminated by the Employer without Cause or Executive resigns for Good Reason after the date hereof, Employer shall pay to Executive an aggregate amount equal to his Annual Base Salary, payable in equal installments on the Employer’s regular salary payment dates, until the earlier of (x) one year from the termination of his employment, and (y) the fifth anniversary of the date hereof. If the Employment Period is terminated for any other reason, Executive shall only be entitled to receive his Annual Base Salary through the date of termination and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter. Executive will be under no obligation to mitigate any damages or will there be any right of offset against any other earnings made by Executive.
          7. Confidential Information.
          (a) Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company, Employer and their respective Subsidiaries and Affiliates are the property of the Company, Employer or such

Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such information, observations or data without the Board’s written consent, unless and to the extent that the aforementioned matters, (i) become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) was known to Executive prior to Executive’s employment with Employer, the Company or any of their Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.
          (b) Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).
          (c) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.
          (d) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.
          8. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he has and will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:
          (a) Noncompetition. During the Employment Period and for a period of two years thereafter (the “Noncompete Period”), Executive shall not, anywhere in the United States or in any geographical area in which the Company or its Subsidiaries engage or plan to engage in business, directly or indirectly through any other Person, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business in which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or their respective Subsidiaries within two years prior to the Separation. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.
          (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company,

Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within two years after such person ceased to be an employee of the Company, Employer or any of their Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business competing with the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two-year period immediately preceding a Separation.
          (c) Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
          (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of the issuance of the Executive Securities by the Company and additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States, and (iii) as part of his responsibilities, Executive will be traveling around the world in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.
GENERAL PROVISIONS
          9. Definitions.
          “Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.
          “Board” means the board of managers of the Company.
          “Cause” shall mean (i) the commission by Executive of a felony, of theft, fraud or embezzlement or of any other intentional act or omission involving dishonesty or disloyalty with respect to the Company or any of its customers or suppliers; (ii) the inability to perform material duties and responsibilities as result of any addiction to alcohol or drugs, other than drugs legally prescribed and administered by a duly licensed physician, or the reporting to work under the influence of alcohol or illegal drugs, (iii) the willful, substantial and repeated failure to follow lawful written instructions of the Board, (iv) willful misconduct with respect to the Company or any of its Subsidiaries or (v) breach of any confidentiality agreements which harms the Company or material breach of this Agreement.
          “Disability” means Executive’s inability to perform the essential duties, responsibilities and functions of his position with the Company and its Subsidiaries as a result of any disability or incapacity for a period of 6 consecutive months, as determined by a physician selected in good faith by the Board.
          “Executive Securities” means all Units acquired by Simons LP and Executive pursuant to the Merger Agreement, the Prior Senior Management Agreement or this Agreement. Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive or Simons LP (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive and Simons LP as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company) issued with respect to Executive Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering. Notwithstanding the foregoing, all unvested Units shall remain unvested Units after any Transfer thereof.
          “Fair Market Value” of each unit or share of capital stock or other type of security means the average of the closing prices of the sales of any such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. With respect to any unit or other share of capital stock or other type of security which is not, as of the date of determination, listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the Fair Market Value thereof shall be the fair value of such unit or share or other type of security, as the case may be, determined in good faith by the Board, without regard for any minority discount or lack of marketability discount. Executive or Simons LP, as the case may be, may hire an independent outside appraiser (at such Person’s expense) to determine the Fair Market Value of Executive Securities at any time such determination has been made in good faith by the Board hereunder. If the determination by Executive’s or Simons LP’s appraiser is less than 110% of the Board’s determination, the Board’s determination of Fair Market Value shall be determinative. If the determination by Executive’s or Simons LP’s appraiser is greater than 110% of the Board’s determination, the Company shall promptly, but in any event within 5 business days after the determination made by Executive’s or Simons LP’s appraiser, as the case may be, identify an independent outside appraiser. The Company’s appraiser and the Executive’s appraiser (or Simons LP’s appraiser) shall select a third independent outside appraiser to make the final determination of Fair Market Value, and the expense of such third party appraiser shall be shared equally by the Company and the Executive.
          “Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.
          “Good Reason” means (i) the assignment to the Executive of or reduction in duties and responsibilities in a manner inconsistent with a senior executive position, (ii) any material failure by the Company to comply with the provisions of this Agreement, or (iii) any relocation of Executive outside of the Oklahoma City metropolitan area without his consent.
          “Investor IRR” means the interest rate compounded annually which, when used as the discount rate to calculate the net present value as of the date on which the holder of Investor Senior Preferred Units made a capital contribution with respect to such Units of the aggregate

Inflows and Outflows, causes such net present value to equal zero. For purposes of the foregoing net present value calculation, (A) distributions shall be positive numbers, (B) capital contributions shall be negative numbers, (C) the distributions and capital contributions shall be deemed to have been received or made on the first day of the month nearest the actual date of such receipt or payment, and (D) tax distributions shall not be taken into account. “Inflows” means the sum of all cash payments received by the holders of Senior Preferred Units in respect of units purchased by the Investors in exchange for their $50 million commitment except as provided in (D) above. “Outflows” means the sum of all cash contributions up to $50 million made by the Investors to and in the Company to acquire Senior Preferred Units (or otherwise make capital contributions with respect to such Senior Preferred Units).
          “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of January 16, 2004 (as amended from time to time), by and among the Company, Simons Acquisition Co., Inc., Employer and Simons LP.
          “Original Cost” means, (i) with respect to each Existing Carried Common Unit, $0.01, (ii) with respect to each Existing Co-Invest Unit, $100.00, (iii) with respect to each New Co-Invest Unit, $100.00 and (iv) with respect to each New Carried Common Unit, $0.00 ( in each case as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company or any of the Company’s Subsidiaries.
          “Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).
          “Qualified Change of Control” means a transaction (or series of related transactions), the consummation of which results in the acquisition by an independent third party or independent third parties of at least 51% of the economic interests represented by the equity owned by the Investors (calculated immediately prior to the occurrence of such event) (whether through a merger, consolidation, sale or transfer of the Investors’ interests or sale of assets) and the receipt by the Investors of cash, cash equivalents or marketable securities; provided that, if at least 80% of the economic interests represented by the equity owned by the Investors is transferred, regardless of the consideration received, such event will be deemed to be a Qualified Change of Control.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).
          10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:
          If to Employer:
Simons Petroleum, Inc.
1120 N.W. 63rd Street
Suite 300
Oklahoma City, OK 73116-6505
Telephone:    (405) 848-3500
Telecopy:     (405) 848-3508
Attention:     Board of Directors

with copies to:

To each of the Investors at the addresses below.

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
Attention:	Richard W. Porter, P.C.

If to the Company:

SPI Petroleum LLC
1120 N.W. 63rd Street
Suite 300
Oklahoma City, OK 73116-6505
Telephone:	(405) 848-3500
Telecopy:	(405) 848-3508
Attention:	Board of Managers

with copies to:

To each of the Investors at the addresses below.

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
Attention:	Richard W. Porter, P.C.

If to Executive or Simons LP:

Roger Simons
1120 N.W. 63rd Street
Oklahoma City, OK 73102
Telephone:	(405) 552-2234
Telecopy:	(405) 823-9310

If to the Investors:

NCA Energy, Inc.
600 University Street, Suite 1720
Seattle, WA 98101
Telephone:	(206) 689-5615
(206) 689-5614
Attention:	E. Perot Bissell
Bradford N. Creswell

RBCP Energy Fund Investments, LP
c/o Cadent Energy Partners, LLC
287 Bowman Avenue, 4th Floor
Purchase, NY 10577
Telephone:	(914) 253-0404
Telecopy:	(914) 253-0406
Attention:	Bruce Rothstein

Waud Capital Partners, L.P.
560 Oakwood Avenue, Suite 203
Lake Forest, IL 60045
Telephone:	(847) 604-9550
Telecopy:	(847) 604-9554
Attention:	Reeve B. Waud

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Telephone: (312) 861-2000
Telecopy: (312) 861-2200
Attention: Richard W. Porter, P.C.
or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.
          11. General Provisions.
          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (c) Complete Agreement. The Prior Senior Management Agreement is amended, restated and superseded by this Agreement in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing herein shall relieve any party from any liability for any breach prior to the date hereof of the Prior Senior Management Agreement and any provision so breached shall not be superseded by this Agreement for purposes of actions taken in connection with such breach and liabilities related thereto and the rights of the parties hereto under Section 1(e) of the Prior Senior Management Agreement shall survive this amendment and restatement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive and Simons LP under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.
          (f) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (g) Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive and with Basic Investor Approval (as defined in the LLC Agreement); provided that any amendment, modification, or waiver which materially and adversely affects any Investor in a manner materially and adversely different than another Investor shall also require the written consent of that Investor so materially and adversely affected.
          (i) Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.
          (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
          (k) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
          (l) Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.
          (m) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.
          (n) Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefore have been delivered as required by this Agreement.
          (o) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s and Simons LP’s certificates and executed security powers is solely to facilitate the repurchase provisions set forth in Section 3 herein and does not constitute a pledge by Executive or Simons LP of, or the granting of a security interest in, the underlying equity.
          (p) Rights Granted to The Investors and their Respective Affiliates. Any rights granted to the Investors and their Affiliates hereunder may also be exercised (in whole or in part) by their designees (which may be Affiliates of Investors).
          (q) Information Rights. So long as Simons LP holds any Class A Units, (x) the Company will deliver to Simons LP the information described in Section 8.1 of the LLC Agreement to the extent such information is delivered to the Investor Members, (y) Simons LP shall have the inspection rights described in Section 8.2 of the LLC Agreement; and (z) Section 8.5(b) of the LLC Agreement shall not apply to Executive or Simons LP.
          (r) Board Right. Until such time as either (i) the Company is no longer the beneficial owner of more than 50% of the outstanding capital stock of Global Petroleum, Inc. (“Global”) or (ii) the closing of an initial Public Offering of Global, so long as Executive is entitled to be a member of the board of managers of the Company pursuant to Section 4.2(b)(iv) of the LLC Agreement, the Company shall cause Global to allow Executive to be a member of the board of director’s of Global.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Senior Management Agreement on the date first written above.

SPI PETROLEUM LLC

By:	/s/ George Fastuca
Name:	George Fastuca
Its:

SIMONS PETROLEUM, INC.

By:	/s/ George Fastuca
Name:	George Fastuca
Its:

SIMONS TEXAS LIMITED PARTNERSHIP

By:	/s/ Roger N. Simons

Name:	Roger N. Simons

Its:	Chairman and Vice President

/s/ Roger N. Simons

Roger Simons

NCA ENERGY, INC.

By:	/s/ Bradford N. Creswell
Name:	Bradford N. Creswell
Its:	President

RBCP ENERGY FUND INVESTMENTS, LP

By: 2001 RBCP U.S. GP LIMITED
Its: General Partner

By:	/s/ Alan R. Hibben
Name:	Alan R. Hibben
Its:

WAUD CAPITAL PARTNERS, L.P.

By: Waud Capital Partners, L.L.C.
Its: General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its: